UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

Sinoenergy Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-34131	84-1491682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-10-84928149

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2008, the board of directors appointed Cindy Ye as financial controller of the Company. There are no understandings or arrangements between Ms. Ye and any other person pursuant to which Ms. Ye was elected as an executive officer. Ms. Ye does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Ms. Ye joined the Company as vice president in charge of the Company's accounting activities in January 2008. Prior to joining the Company, Ms. Ye was a senior manager at Beijing Yongtuo Certified Public Accountants Co., Ltd. from September 2001 until December 2007. Ms. Ye received an MS in International Trade from the Capital University of Economics and Business in China in 2001, and a BS in Material Science from the Northwest Institute of Light Industry in China in 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOENERGY CORPORATION
(Registrant)

Date: September 4, 2008	/s/ Huang Bo
Huang Bo, Chief Executive Officer